EXHIBIT (10b)












                        DIXIE YARNS, INC.

               NONQUALIFIED EMPLOYEE SAVINGS PLAN




















                           As Amended



                 (As Restated November 18, 1993)








                        DIXIE YARNS, INC.

               NONQUALIFIED EMPLOYEE SAVINGS PLAN

               (As Restated on November 18, 1993)


     Dixie Yarns, Inc., herein referred to as the "Company," does hereby amend and restate the Dixie Yarns, Inc. Nonqualified Employee Savings Plan adopted June 29, 1990, for the benefit of Eligible Employees of the Employer on the terms and conditions described hereinafter:


                            ARTICLE 1

                             PREFACE

     Section 1.1. Effective Date. Except as otherwise stated, the effective date of the Plan is July 1, 1990.

     Section 1.2.  Purpose of the Plan.   The purpose of this Plan
is to provide a supplemental savings program for certain key management Employees of the Employer. This Plan is intended to benefit a select group of management or highly compensated employees of the Employer, and it is the intention of the parties that the Plan be unfunded for tax purposes and for the purposes of ERISA.

     Section 1.3. Gender and Number. The masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.


                            ARTICLE 2

                           DEFINITIONS

     As used herein, the following words and phrases have the meanings ascribed to them in this Article unless a different meaning is plainly required by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter any of the terms of the Plan.

       Section 2.1. Account means the balance, as determined by the Committee posted to the record of each Participant as of each Valuation Date, consisting of the Participant's contributions and his allocated share of earnings, less any payments (including expenses) therefrom.

       Section 2.2.  Beneficiary means the person or persons
designated by the Participant under the rules and forms prescribed by the Committee.

       Section 2.3. Board means the Board of Directors of the Company.

       Section 2.4. Bonus means discretionary cash remuneration paid by the Employer in addition to monthly pay on account of performance of the Employee, the Company or both, including cash amounts of extra year-end pay and cash profit-sharing.

       Section 2.5. Change of Control means any event which results in a "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) acquiring directly or indirectly, whether by sale, transfer, assignment, pledge, hypothecation, gift, or other disposition, in one or more transactions, a majority controlling interest in the voting capital stock of the Company, or the entering into of any agreement with the Company to do any of the foregoing. Except, a Change of Control shall not include any transaction in which one or more members of the Frierson family (which shall include all current members of the family of J. Burton Frierson, including descendants and spouses, and trusts for the benefit of same, who presently own capital stock) have a majority controlling interest in the Company.

       Section 2.6. Code means the Internal Revenue Code of 1986. Reference to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

       Section 2.7. Committee means the Retirement Committee designated by the Board.

       Section 2.8. Compensation means the remuneration paid to an Eligible Employee for services rendered as reported or reportable on Form W-2 for Federal income tax withholding purposes (or similar form required for such purposes), including bonuses, but excluding vacation allowances, severance pay, payment for incidental benefits and non-recurring compensation. Notwithstanding the foregoing, Compensation shall not include any remuneration paid prior to the first pay-roll period beginning after July 1, 1990. Compensation shall include any contribution made under this Plan and any amounts excluded from the income of an Eligible Employee under Sections 125 or 401(k) of the Code; however, Compensation shall not include amounts contributed by the Employer under any other benefit plan. For the purposes of this Plan, it shall be presumed that no Compensation is paid on December 31.



       Section 2.9.  Eligible Employee means an Employee as
determined by the Board or by the Committee (or in the case of the initial Participants by the Vice President - Human Resources) to be eligible to participate in this Plan and shall be limited to Employees who are in a select group of management or highly compensated employees of the Employer.

       Section 2.10.  Eligible Retirement means the date of
termination of employment (other than on account of death) on or after a Participant reaches age 60.

       Section 2.11. Employee means all employees of the Employer whose wages are exempt from the provisions of the Fair Labor
Standards Act of 1947, as amended.

       Section 2.12. Employer means Dixie Yarns, Inc. and all of its subsidiaries.

       Section 2.13. Participant means any Eligible Employee who has agreed to be bound by the terms and conditions of this Plan by signing a Participation Agreement.

       Section 2.14.  Participation Agreement means the form
designated by the Committee to be signed by each Participant.

       Section 2.15. Plan means the Dixie Yarns, Inc. Nonqualified Employee Savings Plan, as herein set out or as duly amended.

       Section 2.16.  Plan Year means the twelve-month period
beginning on December 31 of each year and ending on December 30 of each year, except that the first Plan Year shall begin on July 1, 1990, and end on December 30, 1990.

       Section 2.17.  Unforeseeable Emergency means severe
financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent
(as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made in an amount greater than needed to meet the emergency and may not be made to the extent that such hardship is or may be relieved:

       (i) Through reimbursement or compensation by insurance or otherwise,

       (ii) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

       (iii)  By cessation of deferrals under the Plan.

       Section 2.18. Valuation Date means the last day of the Plan Year and any other date designated by the Committee.


                            ARTICLE 3

                           ELIGIBILITY

       Section 3.1. Eligibility to Participate. Each Employee of the Employer who is selected for participation in the Plan will become a Participant in this Plan as of the first day of the first calendar month which begins after he has signed a Participation Agreement.

       Section 3.2. Participation. A Participant shall remain a Participant so long as he remains an Employee, but shall cease to be a Participant if he terminates employment with the Employer prior to the date on which he becomes eligible for payment of benefits under Article 6 of the Plan. Should a Participant cease to be an Employee, but later become re-employed by the Employer, he shall again become a Participant if such individual is selected for participation in the Plan after his re-employment.


                            ARTICLE 4

                  CONTRIBUTIONS AND ALLOCATIONS

       Section 4.1. Savings Contributions. Each Eligible Employee may elect to defer any whole percentage or whole dollar amount of
his Compensation to his Account under this Plan.   Such election
may be made separately for Bonuses and for Compensation other than Bonuses. Any such election shall relate only to Compensation (including Bonuses, if applicable) for pay periods beginning on or after the first day of a Plan Year after such election and shall relate to services performed during such pay period. Any election with respect to Bonuses, other Compensation, or both shall remain binding for subsequent Plan Years until revoked or revised by the Participant; and elections made for Plan Years beginning before December 31, 1993, shall not include Bonuses for Plan Years beginning after December 30, 1993, unless specifically amended after November 18, 1993. A revocation of an election with respect to Compensation shall be effective as of the first pay period that begins on or after the first day of a calendar month following the revocation. A revision of an election with respect to Compensation and/or Bonuses and a revocation of an election with respect to Bonuses shall only be effective for amounts earned as of the first pay period that begins on or after the first day of the Plan Year after such revision. Forms for election, or for revocation or revision of election must be delivered to the Committee no later than five (5) days before the first day of the calendar month or Plan Year, as the case may be, for which such revocation or revision is to be effective.

       Section 4.2.   Adjustments to Account Balances.

       (a) Regular Valuation Dates. As of each Valuation Date, the Committee will determine the value of each Participant's Account. The Account balance of each
            Participant will be adjusted to reflect the following events since the preceding Valuation Date:

            (1) Payments from his Account (as if made on the first day following the preceding Valuation Date regardless of when paid);

            (2) Earnings credited to the Participant's Account which shall be the overall rate of gross earnings of all assets (other than life insurance policies) held in trust; for life insurance policies in which investments are held in a separate account, such rate shall be gross earnings reduced by the fees of investment managers of investment funds held in such account; and for life insurance policies which have no separate account, such rate shall be the rate of interest credited to the cash value of the policy by the insurance company; proceeds from death benefits from life insurance shall not be considered earnings;

            (3) The Account's pro rata share of expenses (as if made on the first day following the preceding
                 Valuation Date regardless of when paid); and

            (4) The allocation of contributions (as if made on the day before the Valuation Date).

       (b)  Valuations Binding.  In determining values, the
            Committee will exercise its best judgment, and all determinations of value will be binding upon all Participants and their Beneficiaries.

       (c) Statement of Account Balances. As soon as practicable after the end of each Plan Year, the Committee will provide to each Participant and Beneficiary for whom an Account is maintained, a statement showing all allocations to and payments from his Account, and the current value of his Account. For any Plan Year, the Committee may provide statements more frequently.

       (d) Correction of Errors. As soon as practicable after it discovers any error in any Participant's Account balance, the Committee will correct the error. If possible, the error will be corrected as if it had never been made. Otherwise, any necessary addition to the Account will be treated as an expense of the Plan, and any necessary subtraction from the Account will be used to reduce the Participant's contribution for the same or the next Plan Year.


                            ARTICLE 5

                             VESTING

       Each Participant shall at all times be fully vested in his contributions, including any earnings or losses thereon.


                            ARTICLE 6

                    DISTRIBUTION OF BENEFITS

       Section 6.1. Timing of Distributions. Except as otherwise provided however, benefits under this Plan shall be made in a single lump sum payment as soon as practicable after the Committee has received satisfactory evidence that one of the following events has occurred: death, termination of employment or Unforeseeable Emergency, provided, however, that if any part of such distribution is not deductible for Federal income tax purposes, the Committee may postpone payment of any nondeductible part until such time as it determines the distribution (or the part thereof to be distributed) will be deductible. Payment may also be made pursuant to the terms of Article 7. A Participant may make an election to have all amounts paid on account of Eligible Retirement paid in 180 monthly payments. Such election must be made on the later of June 30, 1994, or at the end of the first six months following the date the Participant first became eligible to participate in the Plan. The Participant may change his election but only with the approval of the Committee if such request is made not more than 15 months nor less than 12 months prior to the Participant's Eligible Retirement. Monthly payments shall begin as soon as practicable after the Committee has received satisfactory evidence of Eligible Retirement and continue each month thereafter until 180 payments are made. Payments shall be made by assuming that the Account as of the first day of the month in which payments commence has been invested in an annuity for such 180 months earning a rate of interest on the unpaid balance equal to the prime rate as established by the American National Bank and Trust Company of Chattanooga, Chattanooga, Tennessee, as of that date. Notwithstanding the above, if upon Eligible Retirement the value of Participant's Account does not exceed $10,000, this amount shall be distributed in a lump sum.

       Section 6.2. Benefits to Whom Paid; Facility of Payment. Payments for a deceased Participant shall be made to the Participant's Beneficiary; and, in the sole discretion of the Committee whenever a Participant has terminated employment and is entitled to receive future payments in the form of an annuity, such payments may be made in a lump sum. All other payments shall be made to the Participant. Notwithstanding the foregoing, when any person entitled to a distribution under this Plan is under a legal disability, or, in the opinion of the Committee, is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct that the distribution to which such person otherwise would be entitled shall be made to such person's legal representative(s) or to a relative or friend of such person for such person's benefit, or the Committee may direct the application of such distribution for the benefit of such person in such manner as the Committee considers advisable. Any payment made in good faith in accordance with provisions of this Section 6.2 shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan.

Any property, whether principal or income, distributable to any person (adult or minor) entitled to payment of benefits under the terms of this Plan may be applied for the benefit of such person, and in the case of a minor, may be paid or delivered directly to the minor, to a guardian or parent of the minor, to a person with whom the minor resides, to a custodian for the minor under any Uniform Gifts to Minors Act or similar statute or to the trustee of a trust created by the Participant by will or otherwise for the benefit of such minor.


                            ARTICLE 7

                SPECIAL DISTRIBUTION ADJUSTMENTS

       Section 7.1. Unusual Events. In the event of an impending Change of Control or the probable occurrence of any other extraordinary or unusual event, if the Committee determines that such change equitably requires an adjustment in the terms of distribution of any benefit under this Plan, then such adjustment may be made immediately by the Committee and without notice to the Participants. Any action taken by the Committee pursuant to this
Article is void if it has the effect of divesting the Participants of their benefits. Such adjustment made by the Committee shall be final, conclusive and binding for all purposes of the Plan.

       Section 7.2. Liquidation or Dissolution. In the event of any liquidation or dissolution of the Company (or of any successor), or in the event of the winding up of business of the Company (or of any successor), the balance of the Accounts shall be distributed within sixty days of the date of such event; provided that such liquidation or dissolution is not a part of a plan of reorganization of the corporate structure of the Company.

       Section 7.3. Income and Payroll Tax Withholding. To the extent required by the laws in effect at the time any amounts are deferred or deferred compensation payments are made under this Plan, the Company shall withhold from such amounts that are deferred or from deferred compensation payments, as the case may be, any taxes required to be withheld for federal, state or local government purposes.

                            ARTICLE 8

                          MISCELLANEOUS

       Section 8.1. No Guarantee of Employment. This Plan is not a contract of employment, and nothing in this Plan shall be construed as guaranteeing future employment to Eligible Employees. An Eligible Employee continues to be an Employee of the Employer solely at the will of the Employer.

       Section 8.2. Administration. This Plan shall be administered by the Committee, which shall have full power and authority to do all things necessary or appropriate for the proper administration hereof. Such power and authority shall include full power and authority to construe the Plan and the Participation Agreement (including the power to interpret all ambiguities) and to determine all questions which may arise thereunder, including questions relating to the status and rights of Participants, Beneficiaries and other persons hereunder. The Committee shall be responsible for resolving any dispute or controversy relating to the Plan or benefits due thereunder. The decision of the Committee shall be final and binding on all parties hereto, and judgment may be entered on the Committee's award in any court having jurisdiction thereof. The Committee may delegate such aspects of the administration to such individuals as the Committee determines.

       Section 8.3. Claims Submission and Review Procedure. Any claim for benefits must initially be submitted in writing to the Committee. If such claim is denied (in whole or in part), the claimant shall receive from the Committee notice in writing, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for denial, with specific reference to pertinent provisions of this Plan. Such notice shall be provided within 90 days of the date the claim for benefits is received. Any disagreements about such interpretations and construction may be appealed within 60 days to the Company, or any committee of the Board designated for this purpose. The Company shall respond to such appeal within 60 days with a notice in writing fully disclosing its decision and the reasons therefore.
No member of the Board of Directors, or any committee thereof, shall be liable to any person for any action taken hereunder except those actions undertaken with lack of good faith.

       Section 8.4. Amendment and Termination. The Company hereby reserves the right, by action of the Board, to amend or terminate this Plan at any time, provided that the Board may specifically delegate to the Committee or to the President the right to amend the Plan. Notwithstanding the foregoing, the Company shall not amend or terminate the Plan in any manner that would diminish or otherwise reduce the benefits Eligible Employees had accumulated prior to such amendment or termination. Furthermore the Company shall not amend or terminate the Plan, or take any other action that would otherwise result in a reversion of any assets held pursuant to the Plan to the Company, except as otherwise provided in Section 8.6.

       Section 8.5. Non-alienation of Benefits. The interests of Participants and their Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by a Participant, his Beneficiary, or any other person to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Company may cancel and refuse to pay any portion of a benefit which is sold, transferred, alienated, assigned, pledged, anticipated or encumbered. Additionally, the benefits which a Participant may accrue under this Plan are not subject to the terms of any Qualified Domestic Relations Order (as that term is defined in Section 414(q) of the Code) with respect to any Participant, nor shall the Committee, the Company, or any subsidiary of the Company be required to comply with the terms of such order in connection with this Plan.

       Section 8.6. Obligation to Pay Benefits Hereunder. The Company has established a trust fund ("Trust") which may be used to provide for its benefit obligations hereunder and which the Company will to the extent necessary conform to the terms of the model trust as described in Rev. Proc. 92-64. Benefits payable under this Plan to a Participant may be paid directly by the Company from the Trust in such proportions as the Company determines. To the extent that such benefits are not paid from the Trust, the benefits shall be paid from the general assets of the Company. The Trust is an irrevocable grantor trust, the assets of which are subject to the claims of the creditors of the Company in the event of its insolvency. If so directed by the Committee, expenses of administering the Plan (including reimbursement to the Company of any payment of benefits or expenses paid by the Company) may be paid from the Trust assets. The assets of the Trust are considered general assets of the Company in the event of bankruptcy or insolvency of the Company. The Board shall have an express obligation to notify the trustee of the Trust in the event of bankruptcy or insolvency or impending insolvency or bankruptcy of the Company. Upon receipt of such notice, the trustee of the Trust shall be obligated to suspend payments from the Trust and hold the Trust assets for the benefit of general creditors or to satisfy the claims of such creditors as directed by a court of competent jurisdiction. The trustee may resume payments to Participants and/or their designated Beneficiaries only after determining that the Company is not bankrupt or insolvent.

The Company's obligation to pay benefits pursuant to this Plan shall constitute only a general contractual liability of the Company; and the Company shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan. Participants and/or their designated Beneficiaries shall not have any property interest in any specific assets of the Company other than the unsecured right to receive payments from the Company as provided herein.

       Section 8.7. Required Information to Committee. Each Participant will furnish to the Committee such information as the Committee considers necessary or desirable for purposes of administering the Plan; and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant's furnishing promptly such true, full and complete information as the Committee may request. Each Participant will submit proof of his age to the Committee at such time as required by the Committee.
The Committee will, if such proof of age is not submitted as required, use as conclusive evidence thereof such information as is deemed by it to be reliable, regardless of the lack of proof. Any notice or information which, according to the terms of the Plan or the rules of the Committee, must be filed with the Committee, shall be deemed so filed if delivered in person to the Committee or mailed to and received by the Committee at the following address:

                         Retirement Committee
                         c/o Dixie Yarns, Inc.
                         P.O. Box 751
                         Chattanooga, TN  37401

       Section 8.8. Indemnification. The Company will indemnify and hold harmless the Committee and each member and each person to whom the Committee has delegated responsibility under Section 8.2 from all joint and several liability for their acts and omissions and for the acts and omissions of their duly appointed agents in the administration of the Plan, except for their own willful misconduct; provided that any person who is insured against losses arising from the administration of the Plan will be entitled to indemnification only to the extent that the amount of his liability exceeds the amount payable through insurance.

       Section 8.9. Successors. The provisions of this Plan shall be binding upon the Company and all of its subsidiaries and their successors and assigns and upon every Participant and his heirs, Beneficiaries, estate and legal representatives.

       Section 8.10. Designation of a Beneficiary. Each Participant shall specifically designate, by name, on forms provided by the Committee, the Beneficiary(ies) who shall receive any benefits which might be payable after his death. Such designation may be made at any time satisfactory to the Committee. If a Participant has not designated a Beneficiary in the manner provided above, the Participant's estate shall be the Beneficiary. A designation of a Beneficiary may be changed or revoked without the consent of the Beneficiary at any time or from time to time in such manner as may be provided by the Committee, and the Committee shall have no duty to notify any person designated as a Beneficiary of any change in any such designation which might affect such person's present or future rights hereunder. Except as provided in
Section 6.2, any payment under this Plan which may be made to a Beneficiary after the death of a Participant shall be made only to the person(s) or trust(s) designated pursuant to this Section by the Participant.

       Section 8.11. Official Actions. Any action required to be taken by the Board pursuant to the Plan may be performed by any person or persons, including a committee, to which the Board delegates the authority to take actions of that kind. Whenever under the terms of this Plan a corporation is permitted or required to take some action, such action may be taken by an officer of the corporation who has been duly authorized by the board of directors of such corporation to take actions of that kind.

       Section 8.12.  Unclaimed Benefits.  In the event the
Committee cannot locate any person entitled to receive any Participant's Account balance, with reasonable effort and after a period of five years, such Participant's interest will be canceled but will be reinstated within 60 days after the Participant or, if he is dead, his Beneficiary is located.

       Section 8.13. Controlling State Law. To the extent not superseded by the laws of the United States, the Plan will be construed and enforced according to the laws of the State of Tennessee.

       Section 8.14. Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth.


       IN WITNESS WHEREOF, the Dixie Yarns, Inc. Nonqualified
Employee Savings Plan as amended, is executed on behalf of the Company, as of the 18th day of November, 1993.

                              DIXIE YARNS, INC.

                              By:\s\ W. Derek Davis
                              Title: V.P., Human Resources

ATTEST:
Jeffery Laseter


                LIST OF OMITTED SCHEDULES AND EXHIBITS


OMITTED ITEM                              DESCRIPTION
____________                              ___________


Schedule A                                Beneficiary Designation

Schedule B                                Election of Form of Benefit
                                          Payment at Eligible Retirement

Schedule C                                Deferral Election and Revocation

Form of Participation Agreement